CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of SIS Bancorp, Inc. On Form S-8 as filed September 5, 1996 of our report dated
January 21, 1994 on our audit of the financial statements of Springfield Institution for Savings as of December 31, 1993 and for the year then ended. We also consent to the reference to our firm under the caption "Experts."


/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.


Springfield, Massachusetts
September 5, 1996